Exhibit 23.1

Accountants’ Consent

The Supervisory Board
Celanese AG

We consent to the use of our reports incorporated herein by reference.

KPMG Deutsche Treuhand-Gesellschaft Aktiengesellschaft Wirtschaftsprüfungsgesellschaft

Frankfurt am Main, Germany
December 3, 2001

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